Exhibit 99.3

Invesco Ltd.
Unaudited Pro Forma Condensed Combined Financial Information

Summary of Transaction

On May 24, 2019 (the "closing date"), Invesco Ltd. ("Invesco") completed its acquisition of Oppenheimer Acquisition Corporation and subsidiaries ("OAC" or "OppenheimerFunds") from Massachusetts Mutual Life Insurance Company ("MassMutual" and the "acquisition"). As a result of the acquisition, OAC became a wholly-owned indirect subsidiary of Invesco.

Under the terms of the agreement, Invesco acquired OAC with consideration to MassMutual and OAC employee shareholders consisting of $19.6 million in cash, 81.9 million shares of Invesco common equity and $4.0 billion in perpetual, non-cumulative preferred shares with a 21-year non-call period and a fixed rate of 5.9%. The 81.9 million shares are comprised of 75.7 million common shares issued on the closing date and 6.2 million Invesco restricted stock awards granted to OAC employee shareholders. MassMutual has an approximate 15.7% stake in the common stock of the combined firm. The shareholder agreement with MassMutual specifies a lock-up period of two years for the common stock and five years for the preferred stock. MassMutual may not sell common or preferred shares received as purchase consideration during the respective lock-up periods.

The foregoing summary of the transaction is subject to, and qualified in its entirety by, the full text of the merger agreement, as amended. The original Agreement and Plan of Merger was attached as Exhibit 10.1 to the Quarterly Report on Form 10-Q filed by Invesco with the Securities and Exchange Commission ("SEC") on October 17, 2018. The First Amendment, dated as of April 11, 2019, was attached as Exhibit 10.4 to the Quarterly Report on Form 10-Q filed by Invesco with the SEC on April 25, 2019. The Second Amendment, dated as of May 24, 2019, was attached as Exhibit 2.3 to the 8-K filed by Invesco with the SEC on May 24, 2019.

Information Included in this Document

The unaudited pro forma condensed combined financial information ("pro forma information") is presented to illustrate the estimated effects of the acquisition. The unaudited pro forma condensed combined statements of income for the year ended December 31, 2018 and the three months ended March 31, 2019 combine the historical consolidated statements of income of Invesco and OAC, giving effect to the acquisition as if it had occurred on January 1, 2018, the first day of the fiscal year ended December 31, 2018. The unaudited pro forma condensed combined balance sheet as of March 31, 2019 combines the historical consolidated balance sheets of Invesco and OAC, giving effect to the acquisition as if it had occurred on March 31, 2019. The pro forma information is based on, and should be read in conjunction with, the following historical consolidated financial statements and accompanying notes:

•separate audited historical consolidated financial statements of Invesco as of and for the year ended December 31, 2018, and the related notes included in Invesco's Annual Report on Form 10-K for the year ended December 31, 2018;

•separate unaudited historical condensed consolidated financial statements of Invesco as of and for the three months ended March 31, 2019, and the related notes included in Invesco's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019;

•separate audited historical consolidated financial statements of OAC as of and for the year ended December 31, 2018 and the related notes thereto included as Exhibit 99.1 in this Form 8-K/A; and

•separate unaudited historical condensed consolidated financial statements of OAC as of and for the three months ended March 31, 2019, and the related notes thereto included as Exhibit 99.2 in this Form 8-K/A.

Exhibit 99.3

Introduction to Pro Forma Information

The pro forma information has been presented for informational purposes only, using the acquisition method of accounting in accordance with U.S. generally accepted accounting principles. The historical consolidated financial information has been adjusted in the accompanying pro forma information to give effect to unaudited pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the unaudited pro forma condensed combined statements of income, expected to have a continuing impact on the results of operations of the combined company. The pro forma adjustments are preliminary and have been made solely for the purpose of providing pro forma information prepared in accordance with the rules and regulations of the SEC. The pro forma information does not purport to represent the actual results of operations that Invesco and OAC would have achieved had the companies been combined during the periods presented in the pro forma information and is not intended to project the future results of operations that the combined company may achieve after the acquisition.

The assets acquired and liabilities assumed by Invesco in the acquisition have been measured at their respective estimated fair values as of the closing date. Differences between these estimates of fair value and the final acquisition accounting will occur, and those differences could have a material impact on the accompanying pro forma information and the combined company’s future results of operations and financial position. Invesco will finalize the acquisition accounting (including the valuation) within the required measurement period, but in no event not later than one year from May 24, 2019.

The unaudited pro forma condensed combined statements of income do not reflect any potential cost savings or synergies that may be realized as a result of the acquisition and also do not reflect any restructuring or integration-related costs to achieve those potential cost savings or synergies. The restructuring and integration-related costs will continue to be expensed as incurred in the appropriate accounting periods after completion of the acquisition. Although Invesco projects that cost savings and synergies will result from the acquisition, there can be no assurance that they will be achieved. There were no significant transactions between Invesco and OAC during the periods presented in the pro forma information.

Exhibit 99.3

Invesco Ltd.
Unaudited Pro Forma Condensed Combined Statement of Income for the Year Ended December 31, 2018

	Historical		Pro Forma	Note	Pro Forma
in millions, except per share data	Invesco	OAC(A)	Adjustments	Reference(B)	Combined
Operating revenues:
Investment management fees	$4,082.3	$1,489.8	$—		$5,572.1
Service and distribution fees	968.5	719.0	—		1,687.5
Performance fees	56.9	—	—		56.9
Other	206.4	41.6	—		248.0
Total operating revenues	5,314.1	2,250.4	—		7,564.5
Operating expenses:
Third-party distribution, service and advisory	1,608.2	672.3	—		2,280.5
Employee compensation	1,494.4	609.0	—		2,103.4
Marketing	134.8	53.0	—		187.8
Property, office and technology	410.5	71.0	(1.6)	7(a)	479.9
General and administrative	324.4	182.4	—		506.8
Transaction, integration and restructuring	136.9	—	24.6	7(b)	161.5
Total operating expenses	4,109.2	1,587.7	23.0		5,719.9
Operating income	1,204.9	662.7	(23.0)		1,844.6
Other income/(expense):
Equity in earnings of unconsolidated affiliates	33.8	—	—		33.8
Interest and dividend income	21.3	46.1	—		67.4
Interest expense	(111.5)	(2.6)	0.1	7(c)	(114.0)
Other gains and losses, net	(40.0)	(61.8)	—		(101.8)
Other income/(expense) of CIP, net	29.6	—	—		29.6
Income before income taxes	1,138.1	644.4	(22.9)		1,759.6
Income tax provision	(255.0)	(128.0)	5.5	7(d)	(377.5)
Net income	883.1	516.4	(17.4)		1,382.1
Net (income)/loss attributable to noncontrolling interests in consolidated entities	(0.3)	15.6	(15.6)	7(e)	(0.3)
Dividends declared on preferred shares	—	—	(236.6)	7(f)	(236.6)
Net income attributable to Invesco Ltd.	$882.8	$532.0	$(269.6)		$1,145.2
Earnings per share:
-basic:	$2.14			9	$2.35
-diluted:	$2.14			9	$2.32
Weighted average shares outstanding:
- basic:	412.4		75.7	9	488.1
- diluted:	412.5		81.9	9	494.4

(A) See Note 6, Reclassifications for explanations of adjustments of line items from OAC's financial statements to Invesco's presentation.

(B) See accompanying notes. The pro forma adjustments shown above are explained in Note 7. Statements of Income Pro Forma Adjustments and Note 9. Calculation of Pro Forma Earnings per Share.

Exhibit 99.3

Invesco Ltd.
Unaudited Pro Forma Condensed Combined Statement of Income for the Three Months Ended March 31, 2019

	Historical		Pro Forma	Note	Pro Forma
in millions, except per share data	Invesco	OAC(A)	Adjustments	Reference(B)	Combined
Operating revenues:
Investment management fees	$923.7	$336.3	$—		$1,260.0
Service and distribution fees	219.3	160.1	—		379.4
Performance fees	21.8	—	—		21.8
Other	49.8	9.8	—		59.6
Total operating revenues	1,214.6	506.2	—		1,720.8
Operating expenses:
Third-party distribution, service and advisory	368.0	150.4	—		518.4
Employee compensation	381.3	178.6	—		559.9
Marketing	28.0	9.2	—		37.2
Property, office and technology	107.2	20.0	(0.4)	7(a)	126.8
General and administrative	83.8	46.6	—		130.4
Transaction, integration and restructuring	46.1	—	5.7	7(b)	51.8
Total operating expenses	1,014.4	404.8	5.3		1,424.5
Operating income	200.2	101.4	(5.3)		296.3
Other income/(expense):
Equity in earnings of unconsolidated affiliates	15.0	—	—		15.0
Interest and dividend income	4.7	5.2	—		9.9
Interest expense	(33.1)	(0.9)	0.3	7(c)	(33.7)
Other gains and losses, net	31.1	19.1	—		50.2
Other income/(expense) of CIP, net	38.9	—	—		38.9
Income before income taxes	256.8	124.8	(5.0)		376.6
Income tax provision	(66.2)	(23.9)	1.2	7(d)	(88.9)
Net income	190.6	100.9	(3.8)		287.7
Net (income)/loss attributable to noncontrolling interests in consolidated entities	(12.9)	—	—		(12.9)
Dividends declared on preferred shares	—	—	(59.2)	7(f)	(59.2)
Net income attributable to Invesco Ltd.	$177.7	$100.9	$(63.0)		$215.6
Earnings per share:
-basic	$0.44			9	$0.45
-diluted	$0.44			9	$0.45
Weighted average shares outstanding:
- basic:	401.6		75.7	9	477.3
- diluted:	401.9		81.9	9	483.8

(A) See Note 6, Reclassifications for explanations of adjustments of line items from OAC's financial statements to Invesco's presentation.

(B) See accompanying notes. The pro forma adjustments shown above are explained in Note 7. Statements of Income Pro Forma Adjustments and Note 9. Calculation of Pro Forma Earnings per Share.

Exhibit 99.3

Invesco Ltd.
Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2019

	Historical		Pro Forma	Note	Pro Forma
in millions, except per share data	Invesco	OAC(A)	Adjustments	Reference(B)	Combined
ASSETS
Cash and cash equivalents	$1,017.1	$432.0	$(59.7)	8(a)	$1,389.4
Unsettled fund receivables	474.6	—	—		474.6
Accounts receivable	598.7	74.8	(8.9)	8(b)	664.6
Investments	640.9	220.8	—		861.7
Assets of consolidated investment products (CIP):
Cash and cash equivalents of CIP	251.2	4.0	(4.0)	8(b)	251.2
Accounts receivable and other assets of CIP	141.8	0.1	(0.1)	8(b)	141.8
Investments of CIP	6,728.1	46.5	(46.5)	8(b)	6,728.1
Assets held for policyholders	12,102.7	—	—		12,102.7
Prepaid assets	116.8	29.2	—		146.0
Other assets	292.8	—	169.0	8(c)	461.8
Secured demand note receivable	—	100.0	(100.0)	8(b)	—
Deferred tax asset, net	—	5.5	(5.5)	8(h)	—
Property, equipment and software, net	462.8	107.9	9.2	8(d)	579.9
Intangible assets, net	2,181.5	92.6	5,112.4	8(e)	7,386.5
Goodwill	7,197.6	610.5	583.0	8(f)	8,391.1
Total assets	$32,206.6	$1,723.9	$5,648.9		$39,579.4

LIABILITIES
Accrued compensation and benefits	340.2	224.9	$—		565.1
Accounts payable and accrued expenses	1,250.6	310.0	150.8	8(g)	1,711.4
Liabilities of CIP:
Debt of CIP	5,211.7	—	—		5,211.7
Other liabilities of CIP	511.6	0.1	(0.1)	8(b)	511.6
Policyholder payables	12,102.7	—	—		12,102.7
Unsettled fund payables	446.0	—	—		446.0
Note payable under subordinated secured demand note collateral agreement	—	100.0	(100.0)	8(b)	—
Long-term debt	2,515.7	50.4	(50.4)	8(b)	2,515.7
Deferred tax liabilities, net	367.6	—	1,174.8	8(h)	1,542.4
Total liabilities	22,746.1	685.4	1,175.1		24,606.6
Commitments and contingencies
TEMPORARY EQUITY
Redeemable noncontrolling interests in consolidated entities	451.1	0.1	(0.1)	8(b)	451.1
PERMANENT EQUITY
Equity attributable to Invesco Ltd.:
Preferred shares, $0.20 par value; $1,000 liquidation preference; 4.0 million authorized, issued and outstanding pro forma	—	—	4,010.4	8(i)	4,010.4
Common shares (C)	98.1	—	15.1	8(i)	113.2
Additional paid-in-capital	6,273.7	1,024.6	502.5	8(i)	7,800.8
Treasury shares	(2,971.0)	(425.3)	425.3	8(j)	(2,971.0)
Retained earnings	5,942.1	440.1	(480.4)	8(k)	5,901.8
Accumulated other comprehensive income/(loss), net of tax	(673.6)	(1.0)	1.0	8(j)	(673.6)
Total equity attributable to Invesco Ltd.	8,669.3	1,038.4	4,473.9		14,181.6
Equity attributable to nonredeemable noncontrolling interests in consolidated entities	340.1	—	—		340.1
Total permanent equity	9,009.4	1,038.4	4,473.9		14,521.7
Total liabilities, temporary and permanent equity	$32,206.6	$1,723.9	$5,648.9		$39,579.4

(A) See Note 6, Reclassifications for explanations of adjustments of line items from OAC's financial statements to Invesco's presentation.

(B) See accompanying notes. The pro forma adjustments shown above are explained in Note 8. Balance Sheet Pro Forma Adjustments.

(C) On a historical basis, share information of Invesco is as follows: $0.20 par value; 1,050.0 million authorized; 490.4 million shares issued. On a pro forma combined basis, share information is as follows: $0.20 par value; 1,050.0 million authorized; 566.1 million shares issued.

Exhibit 99.3

Invesco Ltd.
Notes to Unaudited Pro Forma Condensed Combined Financial Information

1. Description of Transaction

See page 1 of this Exhibit 99.3 for a description of the transaction.

2. Basis of Presentation

The pro forma information is prepared in accordance with Article 11 of SEC Regulation S-X. The pro forma information has been presented for informational purposes only, does not purport to represent the actual results of operations that Invesco and OAC would have achieved had the companies been combined during the periods presented in the pro forma information, and is not intended to project the future financial condition and results of operations that the combined company may achieve after the acquisition. The actual results of operations may differ materially from the pro forma amounts reflected herein due to a variety of factors.

The historical consolidated financial information has been adjusted in the accompanying pro forma information to give effect to unaudited pro forma events that are (1) directly attributable to the transaction, (2) factually supportable, and (3) with respect to the unaudited pro forma condensed combined statements of income, are expected to have a continuing impact on the results of operations of the combined company.

The pro forma information was prepared using the acquisition method of accounting and is based on the historical consolidated financial statements of Invesco and OAC. The acquisition method of accounting is based on Financial Accounting Standards Board Accounting Standards Codification ("ASC") 805, Business Combinations, and uses the fair value concepts defined in ASC 820, Fair Value Measurement.

Under the acquisition method of accounting, the assets acquired and liabilities assumed are recorded, as of the completion of the acquisition, primarily at their respective fair values and added to those of Invesco. Financial statements and reported results of operations of Invesco issued after completion of the acquisition will reflect these values, but will not be retroactively restated to reflect the historical financial position or results of operations of OAC.

Under ASC 805, acquisition-related transaction costs (e.g., advisory, legal and other professional fees) are not included as a component of consideration transferred but are accounted for as expenses in the periods in which such costs are incurred. Total acquisition-related transaction costs expected to be incurred by Invesco are estimated to be $50.6 million, of which $7.9 million were incurred in the year ended December 31, 2018 and $2.4 million were incurred in the three months ended March 31, 2019. These costs are reflected as a pro forma adjustment to the unaudited pro forma condensed combined statements of income for those same periods as a reduction in Transaction, integration and restructuring costs because those costs are not expected to have a continuing impact on the combined company’s results.

The unaudited pro forma condensed combined balance sheet as of March 31, 2019 is required to include adjustments which give effect to events that are directly attributable to the acquisition regardless of whether they are expected to have a continuing impact on the combined company’s results or are non-recurring. Acquisition-related transaction costs expected to be incurred by Invesco subsequent to March 31, 2019 of $40.3 million are reflected as pro forma adjustments to the unaudited pro forma condensed combined balance sheet as of March 31, 2019, presented as an increase to Accrued expenses and other current liabilities and a decrease to Retained earnings. These costs are not expected to give rise to any tax benefit.

The unaudited pro forma condensed combined statements of income do not reflect any potential cost savings or synergies that may be realized as a result of the acquisition and also do not reflect any restructuring or integration-related costs to achieve those potential cost savings or synergies. There were no significant transactions between Invesco and OAC during the periods presented in the pro forma information.

3. Accounting Policies

The accounting policies used in the presentation of the pro forma information are those set out in Invesco’s audited consolidated financial statements for the fiscal year ended December 31, 2018. Certain reclassifications of amounts contained in OAC’s historical financial statements have been made to conform to Invesco's presentation (see Note 6. Reclassifications).

Exhibit 99.3

With the exception of Accounting Standards Update ("ASU") 2016-02, "Leases," (Topic 842) which Invesco adopted as of January 1, 2019 (see Note 8(c)), at this time Invesco is not aware of any significant differences between the accounting policies of the two companies that would have a material impact on the combined company’s financial statements. Therefore, the pro forma information assumes there are no other differences in accounting policies other than the one described in Note 8(c). As Invesco completes its review of OAC’s accounting policies, it is possible that other policy differences may be identified that, when conformed, could have a material impact on the combined company’s financial statements.

4. Consideration Transferred

The components of the consideration transferred to effect the acquisition of OAC are:

in millions, except per share data
Cash consideration	$19.6

Stock consideration
Shareholders:
Invesco common shares issued	75.7
Fair value of Invesco common shares issued (a)	$1,453.6

Invesco preferred shares issued	4.0
Fair value of Invesco preferred shares issued (b)	$4,010.4

Total consideration:
Cash consideration	$19.6
Common stock consideration	1,453.6
Preferred stock consideration	4,010.4
Other consideration	96.9
Total consideration transferred	$5,580.5

(a)
Fair value of Invesco common shares issued is based on market price on closing date and reflects a discount for the shares issued to MassMutual (75,563,041 shares) with a two-year lock-up period, resulting in a value of approximately $19.195 per share. Shares issued to others (153,574 shares) are valued at the market price on closing date, which was $20.42.

(b)	Fair value of Invesco preferred shares issued uses a discounted cash flow model, resulting in a value of $1,000 per share.

Exhibit 99.3

5. Estimate of Assets Acquired and Liabilities Assumed

The following summarizes a preliminary estimate of the assets acquired and the liabilities assumed by Invesco, assuming the acquisition took place on March 31, 2019 and including a reconciliation to the total consideration transferred:

As of
in millions	March 31, 2019
Consideration transferred	$5,580.5

Assets Acquired and Liabilities Assumed:
Cash and cash equivalents	392.4
Accounts receivable (d)	65.9
Investments (d)	220.8
Prepaid assets (d)	29.2
Other assets (d)	169.0
Property, equipment and software, net (d)	117.1
Intangible assets (b)	5,205.0
Accrued compensation and benefits (d)	(224.9)
Accounts payable and accrued expenses (d)	(412.7)
Deferred tax liabilities, net (c)	(1,174.8)
Total identifiable net assets	4,387.0

Goodwill (a)	$1,193.5

The final purchase price allocation will be determined when Invesco has completed the valuation and purchase price allocation process. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include changes in allocations to intangible assets such as management contracts, trade names and goodwill and may also include other changes to assets and liabilities.

(a)
Goodwill is calculated as the difference between the acquisition date fair value of the total consideration transferred and the aggregate values assigned to the assets acquired and liabilities assumed. The goodwill created in the acquisition is not expected to be deductible for tax purposes and may be subject to material revision as the purchase price allocation is completed. Goodwill is not amortized but instead is reviewed for impairment at least annually, absent any indicators of impairment.

(b)
As of the completion of the acquisition, identifiable intangible assets are required to be measured at fair value, and these acquired assets could include assets that are not intended to be used or sold or that are intended to be used in a manner other than their highest and best use. For purposes of this pro forma information and consistent with the ASC 820 requirements for fair value measurements, it is assumed that all acquired assets will be used, and that all acquired assets will be used in a manner that represents the highest and best use of those acquired assets.

For purposes of this pro forma information, the components of the fair value of OAC’s identifiable intangible assets and their weighted average useful lives, as applicable, have been preliminarily estimated as follows:

	Estimated Fair Value (in millions)	Estimated Useful Life (Years)
Management contracts, indefinite-lived	$4,955.0	N/A

Management contracts, finite-lived	221.0	8
Trade name	29.0	6
	250.0

Total	$5,205.0

Exhibit 99.3

These preliminary estimates of fair values and weighted average useful lives may be different from the amounts included in the final acquisition accounting, and the difference could have a material impact on the accompanying pro forma information. If additional information becomes available related to OAC’s identifiable intangible assets, additional insight could be gained that could impact (i) the estimated total value assigned to identifiable intangible assets, (ii) the estimated allocation of value between finite-lived and indefinite-lived intangible assets and/or (iii) the estimated weighted average useful life of each category of intangible assets.

(c)
As of the completion of the acquisition, Invesco established net deferred tax liabilities and made other tax adjustments as part of the accounting for the acquisition, primarily related to estimated fair value adjustments for identifiable intangible assets. The pro forma adjustment to record the effect of deferred taxes was computed as follows:

As of
in millions	March 31, 2019
Estimated fair value of identifiable intangible assets acquired	$5,205.0

Deferred tax assets/(liabilities) on identifiable intangible assets acquired, at 24.2% (1)	(1,259.6)
Other deferred tax assets/(liabilities), net	84.8
Total deferred tax assets/(liabilities), net	$(1,174.8)

(1)    Invesco's estimated blended federal and state statutory tax rate, based on jurisdictions where income is generated.

(d)
As of the completion of the acquisition, acquired assets and liabilities are required to be measured at fair value. These amounts represent the best estimate of fair value based on currently available information.

In connection with the acquisition, certain tax indemnification agreements are in place between Invesco and MassMutual. A tax indemnification asset of $22.1 million is included in "Other assets."

6. Reclassifications

Certain reclassifications have been made to the historical financial statements of OAC to conform to the financial statement presentation of Invesco. These reclassifications have no effect on previously reported income from continuing operations, total assets, total liabilities, or shareholders' equity of OAC.

(A) The following table shows the classification of line items from OAC's Consolidated Statements of Income to Invesco's presentation:

OAC Line Item	Invesco Line Item
Revenue:	Operating revenues:
Management and investment advisory service fees	Investment management fees
Transfer agency revenue	Service and distribution fees
Distribution and service plan fees	Service and distribution fees
Other	Other
Operating expenses:	Operating expenses:
Compensation and benefits	Employee compensation
Selling, general, and administrative	[See note (i) below]
Distribution and service plan expenses	Third-party distribution, service and advisory
Amortization of deferred sales commissions	Third-party distribution, service and advisory
Other income (expense):	Other income/(expense):
Net investment gains (losses)	Other gains and losses, net
Dividends and interest income	Interest and dividend income
Interest expense	Interest expense
Income from continuing operations before income taxes	Income before income taxes
Total income tax provision from continuing operations	Income tax provision
Income from continuing operations	Net income
Income (loss) from discontinued operations	[Excluded from pro forma income statement]
Net income (loss) attributable to noncontrolling interest	Net (income)/loss attributable to noncontrolling interests in consolidated entities
Net income attributable to OAC [exclusive of Income (loss) from discontinued operations]	Net income attributable to common shareholders

Exhibit 99.3

(i) Selling, general, and administrative expenses were conformed to Invesco's presentation as follows:

	Year Ended	Three Months Ended
in millions	December 31, 2018	March 31, 2019
Third-party distribution, service and advisory	$270.6	$61.1
Marketing	53.0	9.2
Property, office and technology	71.0	20.0
General and administrative	182.4	46.6
Total	$577.0	$136.9

(B) The following table shows the classification of line items from OAC's Consolidated Balance Sheet to Invesco's presentation:

OAC Line Item	Invesco Line Item
Assets	ASSETS
Cash and cash equivalents	Cash and cash equivalents
Accounts receivable:	Accounts receivable
Management and investment advisory service fees	Accounts receivable
Distribution and service plan fees	Accounts receivable
Other	Accounts receivable
Investments	Investments
Investments for deferred compensation arrangements	Investments
Deferred sales commissions	Prepaid assets
Property and equipment, less accumulated depreciation	Property, equipment and software, net
Goodwill	Goodwill
Intangible assets	Intangible assets, net
Secured demand note receivable	[Line item added for pro forma balance sheet]
Net deferred tax assets	[Line item added for pro forma balance sheet-- Deferred tax assets, net]
Prepaid assets	Prepaid assets
Assets related to discontinued operations	[See note (i) below]
Assets of consolidated variable interest entities:	Assets of consolidated investment products (CIP):
Cash	Cash and cash equivalents of CIP
Investments	Investments of CIP
Other assets	Accounts receivable and other assets of CIP
Liabilities:	LIABILITIES
Distribution and service plan fee payable	Accounts payable and accrued expenses
Accounts payable and accrued expenses	Accounts payable and accrued expenses
Accrued compensation	Accrued compensation and benefits
Deferred compensation arrangements	Accrued compensation and benefits
Note payable	Long-term debt
Notes payable under subordinated secured demand note collateral agreement	[Line item added for pro forma balance sheet]
Income taxes payable	Accounts payable and accrued expenses
Other	Accounts payable and accrued expenses
Liabilities related to discontinued operations	Accounts payable and accrued expenses
Liabilities of consolidated variable interest entities:	Liabilities of CIP:
Other liabilities	Other liabilities of CIP
Temporary equity	TEMPORARY EQUITY
Redeemable noncontrolling interests in consolidated entities	Redeemable noncontrolling interests in consolidated entities
Permanent equity	PERMANENT EQUITY
Class A common stock	Common shares
Class B common stock	Common shares
Class C common stock	Common shares
Additional paid-in capital	Additional paid-in capital
Accumulated other comprehensive loss	Accumulated other comprehensive income/(loss), net of tax
Retained earnings	Retained earnings
Treasury stock, Class B common	Treasury shares

Exhibit 99.3

(i) "Assets related to discontinued operations" were reclassified to appropriate line items based on footnote 16 in OAC's unaudited financial statements as of March 31, 2019: $0.2 Cash and cash equivalents and $0.4 Accounts receivable.

7. Statements of Income Pro Forma Adjustments

Adjustments included in the column under the heading "Pro Forma Adjustments" represent the following:

(a)	Adjustments of Property, office and technology, as follows:

	Year Ended	Three Months Ended
in millions	December 31, 2018	March 31, 2019
Removal of OAC's historical intangible asset amortization expense	$(0.1)	$—
Estimated depreciation expense related to property and equipment fair value adjustment	(1.5)	(0.4)
Estimated total adjustment to Property, office, and technology	$(1.6)	$(0.4)

(b)	Adjustments of Transaction, integration, and restructuring, as follows:

	Year Ended	Three Months Ended
in millions	December 31, 2018	March 31, 2019
Removal of Invesco's transaction costs incurred (1)	$(7.9)	$(2.4)
Estimated transaction-related intangible asset amortization (2)	32.5	8.1
Estimated total adjustment to Transaction, integration and restructuring	$24.6	$5.7

(1)    Transaction costs which are direct, incremental costs of the acquisition are reflected in the historical financial statements but are removed from the unaudited pro forma condensed combined statements of income since they are non-recurring charges directly related to the transaction.

(2)    Assumes an estimated $250.0 million of finite-lived intangibles and a weighted average amortization period of approximately 7.7 years. See Note 5. Estimate of Assets Acquired and Liabilities Assumed.

(c)	Removal of interest expense related to Note payable to MassMutual. Amounts were settled with MassMutual in advance of the closing date as a direct result of the acquisition.

(d)
Represents the income tax effect for unaudited pro forma condensed combined statements of income adjustments related to the acquisition using statutory tax rates. Because the adjustments contained in this pro forma information are based on estimates, the effective tax rate will likely vary from the effective rate in periods subsequent to the acquisition. Adjustments to established deferred tax assets and liabilities as well as the recognition of additional deferred tax assets and liabilities upon detailed analysis of the acquired assets and assumed liabilities may occur in conjunction with the finalization of purchase accounting, and these items could be material.

In accordance with SEC guidelines, the income tax effects of the pro forma adjustments have been calculated based on the statutory rates in effect during the periods for which the pro forma information is presented.

(e)
Removal of Net (income)/loss attributable to noncontrolling interests in consolidated entities, as all co-investments resulting in CIP remained with MassMutual. All of the Net (income)/loss attributable to noncontrolling interests in consolidated entities in the historical income statements of OAC is related to CIP.

(f)
Preferred dividends assumed declared each quarter. Future dividends will depend on Invesco's earnings, capital requirements, financial condition and other factors considered relevant by the Invesco board of directors.

Exhibit 99.3

8. Balance Sheet Pro Forma Adjustments

Adjustments included in the column under the heading "Pro Forma Adjustments" represent the following:

(a)	Cash adjustments, as follows:

in millions
Cash portion of the consideration transferred (see Note 4)	$(19.6)
Settlement of MassMutual balances prior to acquisition (see note (b))	(39.6)
Other	(0.5)
Total	$(59.7)

(b) Elimination of OAC note receivable, note payable, intercompany debt and investment related to limited partnership, and certain receivables and payables settled with MassMutual prior to the closing date. Includes elimination of all CIP balances, as all co-investments resulting in CIP remained with MassMutual.

(c)
Invesco adopted ASU 2016-02, "Leases" (Topic 842) January 1, 2019. The balance sheet and statement of income of Invesco as of and for the three months ended March 31, 2019 reflect this adoption. OAC was not required to adopt ASU 2016-02 until January 1, 2020. The adjustments to the Other assets and Accounts payable and accrued expenses (see note 8(g)) represent the impacts on the balance sheet as if ASU 2016-02 had been adopted January 1, 2019, consistent with Invesco's adoption methodology.

The adjustments to Other assets are as follows:

in millions
Right of use assets for operating leases in accordance with ASC Topic 842	$146.9
Tax indemnification asset (see note 5(d))	22.1
Total	$169.0

(d)	Adjustment of property and equipment to their estimated fair value.

(e)	Intangibles adjustment to an estimate of acquisition date intangibles, as follows:

in millions
Removal of OAC's historical intangibles	$(92.6)
Estimated transaction intangibles	5,205.0
Total	$5,112.4

(f)	Goodwill adjustment to an estimate of acquisition date goodwill, as follows:

in millions
Removal of OAC's historical goodwill	$(610.5)
Estimated transaction goodwill	1,193.5
Total	$583.0

Exhibit 99.3

(g)	Adjustment of accounts payable and accrued expenses, as follows:

in millions
Accrual of acquisition-related transaction costs projected to be incurred after March 31, 2019 (1)	$40.3
Recording of OAC operating lease liabilities in accordance with ASC Topic 842	132.3
Settlement of federal tax liabilities with MassMutual	(48.5)
Recording of additional liability for uncertain tax positions	27.9
Other	(1.2)
Total	$150.8

(1)    Includes transaction costs incurred or expected to be incurred by Invesco, which primarily relate to investment banking, advisory, legal, valuation, and other professional fees. Not included in these costs are employee- or integration-related costs such as severance, restructuring, or other costs anticipated to be incurred to achieve ongoing operating synergies following the completion of the acquisition.

(h)	Adjustments to deferred tax assets and liabilities, as follows:

in millions
Decrease in deferred tax assets	$(5.5)

Increase in deferred tax liabilities:
Identifiable intangible assets acquired	1,259.6
Other, net	(84.8)
Increase in deferred tax liabilities, net	$1,174.8

(i)	Issuance of Invesco common and preferred shares, as follows:

in millions	Preferred Stock	Common Stock, at Par Value	Additional Paid-in Capital
Preferred share portion of acquisition consideration	$4,010.4	$—	$—
Common share portion of acquisition consideration	—	15.1	1,438.4
Pre-acquisition portion of replacement shares granted	—	—	88.7
Elimination of OAC's historical amounts	—	—	(1,024.6)
Total	$4,010.4	$15.1	$502.5

(j)	Elimination of OAC's historical treasury shares and accumulated other comprehensive income.

(k)	Elimination of OAC's historical retained earnings and adjustment to record the estimated acquisition-related transaction costs projected to be incurred after March 31, 2019, as follows:

in millions
Removal of OAC's historical retained earnings	$(440.1)
Acquisition-related transaction costs projected to be incurred after March 31, 2019	(40.3)
Total	$(480.4)

9. Calculation of Pro Forma Earnings per Share

The pro forma combined basic and diluted earnings per share for the periods presented are based on the weighted average basic and diluted common shares of Invesco, adjusted for the shares of common stock issued by Invesco to effect the acquisition. The replacement restricted stock awards are not participating securities for purposes of the calculation of earnings per share.

Exhibit 99.3

The following table summarizes the calculation of the pro forma combined basic and diluted earnings per share for the respective periods:

	Year Ended	Three Months Ended
in millions except per share amounts	December 31, 2018	March 31, 2019
Numerator for earnings per share calculation:
Pro forma net income attributable to Invesco Ltd.	$1,145.2	$215.6

Invesco Ltd:
Weighted average shares outstanding - basic	412.4	401.6
Dilutive effect of non-participating share-based awards	0.1	0.3
Weighted average shares outstanding - diluted	412.5	401.9

Denominator for earnings per share calculation:
Weighted average shares outstanding - basic	412.4	401.6
Invesco shares issued to effect the acquisition	75.7	75.7
Pro forma weighted average shares outstanding - basic	488.1	477.3
Dilutive effect of non-participating share-based awards	6.3	6.5
Pro forma weighted average shares outstanding - diluted	494.4	483.8

Pro forma earnings per share
Basic	$2.35	$0.45
Diluted	$2.32	$0.45